Exhibit 99.4

HOLLINGER INTERNATIONAL PUBLISHING INC.

NOTICE OF GUARANTEED DELIVERY

     This form or one substantially equivalent to this form must be used to accept the offer (the “Exchange Offer”) of Hollinger International Publishing Inc. to exchange (i) an aggregate principal amount of up to $300,000,000 of its 9% Senior Notes due 2010 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 9% Senior Notes due 2010 (the “Old Notes”), which were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer will expire at 5:00 p.m., New York City time, on May 26, 2003, unless extended (as it may be extended, the “Expiration Date”). As described in the enclosed Prospectus, dated April 30, 2003 (the “Prospectus”), if you are a registered holder of Old Notes and wish to tender your Old Notes, but (1) the certificates for Old Notes are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach Wachovia Bank, National Association, as exchange agent (the “Exchange Agent”), before the Expiration Date or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date, you may effect a tender of your Old Notes if (1) the tender is made through an Eligible Guarantor Institution (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes”); (2) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the amount of Old Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc., (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes”) of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company (including the Agent’s Message (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes”) that forms a part of the Book-Entry Confirmation), as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and (3) the Exchange Agent receives the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents or, in the case of a Book-Entry Confirmation, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message instead of the Letter of Transmittal, in each case, within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Delivery to: Wachovia Bank, National Association, Exchange Agent

By Facsimile:
By Regular Mail or Hand Delivery:	By Certified or Registered Mail or Overnight Courier:	(Eligible Guarantor Institutions Only)	To Confirm by Telephone or for Information Call:

Wachovia Bank, National Association 1525 West W.T. Blvd., 3C3 Charlotte, NC 28288-1153 Attention: Marsha Rice Corporate Trust Operations	Wachovia Bank, National Association 1525 West W.T. Blvd., 3C3 Charlotte, NC 28262 Attention: Marsha Rice Corporate Trust Operations	One Wachovia Center 301 South College Street Charlotte, North Carolina 28288-0609 Attention: Corporate Trust Administration Fax: (704) 590-7628	Wachovia Bank, National Association. Attention: Corporate Trust Administration Phone: (704) 590-7413

DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT’S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT’S MESSAGE.

Ladies and Gentlemen:

Subject to the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Hollinger International Publishing Inc. the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

CERTIFICATE NOS.
(IF KNOWN) OF OLD
NOTES OR ACCOUNT
NO. AT THE
	DEPOSITORY TRUST	AGGREGATE PRINCIPAL	AGGREGATE PRINCIPAL
TITLE OF SERIES	COMPANY	AMOUNT REPRESENTED	AMOUNT TENDERED*

9% Old Notes due 2010

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X

X

	Signature(s) of Owner(s) or Authorized Signatory Area Code and Telephone Number: ( )	Date

     Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE
(Not to be used for signature guarantee)

     The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures,” together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:

Zip Code	(Please Type or Print)

Area Code and Tel. No	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.